SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 29, 2011

Date of Report (Date of earliest event reported)

Northern California Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-27666	77-0421107
(Commission File Number)	(IRS Employer Identification No.)

601 Munras Avenue	93940
(Address of Principal Executive Office)	(Zip Code)

831-649-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 29, 2011, Northern California Bancorp, Inc. (the “Company”) entered into a Third Forbearance Agreement with BMO Harris Bank, as successor to M&I Marshall & Ilsley Bank (the “Lender”), pursuant to which the Lender has agreed that it will forbear from exercising its rights and remedies under a loan to the Company.  The loan is evidenced by, among other agreements,  that certain Promissory Note, dated April 1, 2008, in the principal amount of $3,000,000 and bearing interest at the annual rate equal to the one month LIBOR plus 3.75% with a floor rate of 6.50%, and is secured by all of the issued and outstanding common stock of the Company’s wholly-owned bank subsidiary, Monterey County Bank (the “Bank”), pursuant to the terms of that certain Commercial Pledge Agreement, dated April 1, 2008.   Currently, the outstanding principal balance due on the loan is $2.7 million and the Company is in default under certain covenants under the loan as follows:

1.               For the quarter ended March 31, 2011, the Bank failed to maintain at all times an return on average assets which is not less than 0.75%;

2.               For the quarters ended December 31, 2010 and March 31, 2011, the Bank failed to maintain at all times a ratio of non-performing loans to total loans less than or equal to 3.00%;

3.               For the quarters ended December 31, 2010 and March 31, 2011, the Bank failed to maintain at all times a ratio of non-performing assets to tangible capital plus loan loss reserve of less than 130% for the fiscal period ended December 31, 2010 and less than 125% for the fiscal period ended March 31, 2011; and

4.               For the quarter ended March 31, 2011, Bank failed to maintain at all times, a Tier I leverage ratio greater than 9%. Additionally, such failure also violated the terms of the Consent Order issued September 1, 2010.

The existence of these material defaults permit the Lender to exercise its rights and remedies under the terms of the loan documents, including but not limited to foreclosing on the Bank’s outstanding common stock held by the Company.

The description of the Third Forbearance Agreement is qualified in its entirety by reference to the Third Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Third Forbearance Agreement, dated September 29, 2011, by and between Northern California Bancorp, Inc. and BMO Harris Bank, as successor to M&I Marshall & Ilsley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2011	NORTHERN CALIFORNIA BANCORP

	By:	/s/ Charles T. Chrietzberg, Jr.
Charles T. Chrietzberg, Jr.
Chief Executive Officer and President